UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2005
SAVE THE WORLD AIR, INC.

(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	0-29185 (Commission File Number)	52-2088326 (IRS Employer Identification No.)
5125 Lankershim Boulevard, North Hollywood, California 91601
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (818) 487-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 8.01 Other Events.
     On December 19, 2001, the SEC filed civil charges in the United States Federal District Court, Southern District of New York, against us, our former President and then sole director Jeffrey A. Muller, and others, alleging that we and the other defendants were engaged in a fraudulent scheme to promote our stock. The SEC complaint alleged the existence of a promotional campaign using press releases, Internet postings, an elaborate website, and televised media events to disseminate false and materially misleading information as part of a fraudulent scheme to manipulate the market for stock in our corporation, which was then controlled by Mr. Muller. On March 22, 2002, we signed a Consent to Final Judgment of Permanent Injunction and Other Relief in settlement of this action as against the corporation only, which the court approved on July 2, 2002. Under this settlement, we were not required to admit fault and did not pay any fines or restitution. The SEC’s charges of fraud and stock manipulation continue against Mr. Muller and others.
     On July 2, 2002, after an investigation by our newly constituted board of directors, we filed a cross-complaint in the SEC action against Mr. Muller and others seeking injunctive relief, disgorgement of monies and stock and financial restitution for a variety of acts and omissions in connection with sales of our stock and other transactions occurring between 1998 and 2002. Among other things, we alleged that Mr. Muller and certain others sold Company stock without providing adequate consideration to us; sold insider shares without making proper disclosures and failed to make necessary filing required under federal securities laws; engaged in self-dealing and entered into various undisclosed related-party transactions; misappropriated for their own use proceeds from sales of our stock; and entered into various undisclosed arrangement regarding the control, voting and disposition of their stock. We contend that we are entitled to a judgment canceling all of the approximately 8,716,710 shares of our common stock that was previously obtained and controlled, directly or indirectly, by Mr. Muller; divesting and preventing any subsequent holders of the right to exercise options previously held by Mr. Muller for 10,000,000 shares of our common stock, conversion of an existing preliminary injunction to a permanent injunction to prevent Mr. Muller from any involvement with the Company and a monetary judgment against Mr. Muller and others in the amount of several million dollars.
     On July 30, 2002, the U.S. Federal District Court, Southern District of New York, granted our application for a preliminary injunction against Mr. Muller and others, which prevented Mr. Muller and other cross-defendants from selling, transferring, or encumbering any assets and property previously acquired from us, from selling or transferring any of our stock that they may own or control, or from taking any action to injure us or our business and from having any direct contact with our shareholders. The injunctive order also prevents Mr. Muller from engaging in any effort to exercise control over our corporation and from serving as an officer or director of our company. While we believe that we have valid claims, there can be no assurance that an adverse result or settlement would not have a material adverse effect on our financial position or cash flow.
     In the course of the litigation, we have obtained ownership control over Mr. Muller’s claimed patent rights to the ZEFS device. Under a Buy-Sell Agreement between Mr. Muller and dated December 29, 1998, Mr. Muller, who was listed on the ZEFS devise patent application as the inventor of the ZEFS device, purported to grant us all international marketing, manufacturing and distribution rights to the ZEFS device. Those rights were disputed because an original inventor of the ZEFS device contested Mr. Muller’s legal ability to have conveyed those rights.
     In Australia, Mr. Muller entered into a bankruptcy action seeking to overcome our claims for ownership of the ZEFS device. In conjunction with these litigation proceedings, a settlement agreement was reached with the bankruptcy trustee whereby the $10 per unit royalty previously due to Mr. Muller under his contested Buy-Sell Agreement was terminated and replaced with a $.20 per unit royalty payable to the bankruptcy trustee. On November 7, 2002, under a settlement agreement executed with Mr. Muller’s bankruptcy trustee, the trustee transferred to us all ownership and legal rights to this international patent application for the ZEFS device.
     Both the SEC and we filed Motions for Summary Judgment contending that there are no material issues of fact in contention and as a matter of law, the Court should grant a judgment against Mr. Muller and the cross-defendants. Mr. Muller filed a response contending the motions are without merit or substance.

     Mr. Muller and several of the defendants filed a Motion to Dismiss the complaint filed by us and moved for summary judgment in their favor. On December 28, 2004, Judge George B. Daniels, denied the cross-defendants’ motion to dismiss our cross-complaint, denied the defendants’ request to vacate the July 2, 2002 preliminary injunction and denied their request for damages against us. The court also refused to grant a summary judgment in favor of the cross-defendants and dismissed Mr. Muller’s claims against us for indemnification for his legal costs and for damages resulting from the litigation. Neither Mr. Muller nor any of the cross-defendants have filed any cross-claims against us and we are not exposed to any liability as a result of the litigation, except for possibly incurring legal fees and expenses should we lose the litigation.
     On November 16, 2005, the Court granted the SEC’s motion for summary judgment. In granting the motion, the Court has barred Mr. Muller from serving as an officer or director of a public company for a period of 20 years, ordered Mr. Muller to disgorge any shares of our stock that he still owns and directed the Company to cancel any issued and outstanding shares of our stock still owned by Mr. Muller. Mr. Muller was also ordered to disgorge to the SEC unlawful profits in the amount of $7.5 million and a pay a civil penalty in the amount of $100,000. A final decision on the motion for summary judgment filed by us, which potentially would terminate the ongoing litigation, is still pending. Should the Court not grant summary judgment in our favor, the case will be scheduled for final disposition in a trial.
     Although the outcome of this litigation cannot be predicted with any degree of certainty, we are optimistic that, based upon previous developments in the litigation and the Court’s granting of the SEC’s motion for summary judgment, the Court’s ruling on our motion for summary judgment will either significantly narrow the issues for any later trial or will result in a final disposition of the case in a manner favorable to us.
Item 9.01 Financial Statements and Exhibits
99.1	Press release dated November 18, 2005, regarding legal proceedings.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVE THE WORLD AIR, INC.
Date: November 18, 2005	By:	/s/ Eugene E. Eichler
Eugene E. Eichler
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
99.1	Press release dated November 18, 2005 regarding legal proceedings.

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